Exhibit 10.1

HEART TEST LABORATORIES, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Agreement”) is entered into between Heart Test Laboratories, Inc., a Texas corporation (the “Company”), and __________(the “Optionee”) as of the (Day) day of (Month) (the “Date of Grant”). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.
Grant of Option. Under the terms and conditions of the Company’s 2023 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of [number] shares of the Company’s Common Stock, par value $0.001 per share (the “Stock”), at a price of $___________ per share, which will not be less than the Fair Market Value of Common Stock on the Date of Grant. Notwithstanding anything to the contrary set forth in this Agreement, the effectiveness of the Option is subject to approval of the Plan by the stockholders of the Company in accordance with applicable Nasdaq Stock Market rules. In the event the Plan is not approved by the stockholders of the Company in accordance with applicable Nasdaq Stock Market rules, the Option shall be null and void.
2.
Character of Option. The Option is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended; provided, however, that to the extent the Option does not qualify as an incentive option by virtue of exceeding the $100,000 limitation in Section 422(d) of such Code, the Option shall be treated as an option other than an incentive stock option.
3.
Term. The Option will expire on the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as a Service Provider of the Company, on such earlier date as may be provided in the Plan or in this Agreement.
4.
Vesting; Exercisability. Subject to any provisions of the Plan concerning exercisability and vesting of options, and contingent upon the Optionee’s continuous status as an Employee, the Option shall vest and be exercisable according to the following schedule:

Total Percentage Vested	Period
00.0%	Prior to the first anniversary of the Date of Grant
33.3%	As of the first anniversary of the Date of Grant
8.333%	Equally, quarterly thereafter for next __ quarters.

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The unexercised portion of the Option that becomes vested during one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such vested portion shall continue for the entire term, unless otherwise forfeited under the terms of the Plan or this Agreement.

In the event Optionee ceases to be an Employee, any unvested portion of the Option shall be forfeited immediately, and any vested portion of the Option shall be exercisable only as provided under the Plan.

5.
Notwithstanding anything else to the contrary herein, upon the occurrence of a “Change in Control,” this Option shall become fully exercisable. The term “Change in Control” shall mean the first to occur of any of the following:
(a)
A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Group”), acquires Beneficial Ownership of the stock of the Company that, together with the stock held by such person, constitutes more than thirty percent (30%) of the total voting power of the stock of the Company;
(b)
The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof);
(c)
during any 12-consecutive month period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 5(c) an individual who becomes a member of the Board subsequent to the beginning of the 12-month period, shall be deemed to have satisfied such 12-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or
(d)
the sale, transfer, or assignment to, or other action by any person of all or substantially all of the Company’s assets and business in one or a series of related transactions.

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For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Notwithstanding the foregoing, to the extent an Award or any payment thereunder is considered “deferred compensation” subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

6.
Procedure for Exercise. Exercise of the Option or a portion thereof shall be effected by the Optionee giving written notice directly to the Company of the Optionee’s intent to exercise the Option. Optionee shall give such written notice using the Company’s Stock Option Exercise Notice form in effect at the time the Optionee desires to exercise this Option. A copy of such notice in effect as of the Date of Grant is attached to this Agreement.
7.
Payment of Purchase Price. Payment of the purchase price for any shares of the Stock purchased pursuant to the Option shall be in accordance with the provisions of the Plan and this Agreement. Payment of the purchase price is due the Company within seven business days of the Company receiving written notification from the Optionee of Optionee’s intent to exercise the Option. If payment of the purchase price for all shares cited in the Option exercise notification is not received by the Company within seven business days of the Company receiving such written notification of the exercise, the Company will treat that written notice as expired and will not complete the option exercise. In that case, Optionee must submit to the Company a new written notice of Optionee’s intent to exercise the Option. For the avoidance of doubt and to confirm, the Company does not accept standing Option exercise orders under which the Optionee informs the Company of Optionee’s intent to purchase shares pursuant to the Option in multiple tranches with multiple payments over time.
8.
Tax Withholding. If the Company shall be required to withhold any federal, state, or local tax in connection with the exercise of the Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes. The Optionee may make payment of taxes using any method described in Section 19 of the Plan.
9.
Issuance of Shares. The Company shall issue to the Optionee the number of shares of Stock purchased by exercise of this Option upon receipt by the Company of payment of both the purchase price described in Section 6 and the applicable taxes described in Section 7.
10.
Transfer of Options. The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as

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amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee’s legally authorized representative.
11.
Continuous Relationship with the Company Required. Except as otherwise provided in this Section 11, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Date of Grant of this Option, an Employee.

Unless otherwise provided in this Agreement or any amendment thereto or any severance or similar agreement, vested Options granted under the Plan shall only remain outstanding and exercisable following a termination of employment, and otherwise expire, terminate or be forfeited, as follows:

(a)
three (3) months after the date of the termination of Optionee’s employment, other than in circumstances covered by (b), (c) or (d) below;
(b)
immediately upon termination of Optionee’s employment for Cause;
(c)
twelve (12) months after the date of the termination of a Optionee’s employment if such termination was by reason of Disability; and
(d)
twelve (12) months after the date of the death of Optionee.
12.
Acceptance of the Plan. The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein. The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.
13.
No Shareholder Rights. Prior to exercise of this Option, the Optionee shall not be entitled to any rights of a shareholder with respect to the Stock, including (without limitation) the right to vote such Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and, except as otherwise provided in this Option, such Optionee shall not be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.
14.
Governing Law; Venue. The laws of the State of Texas, excluding its conflicts laws, shall govern this Agreement the rights and obligations of the parties hereto, the entire relationship between the parties hereto, and all matters arising out of or relating to this Agreement. ANY LAWSUIT OR OTHER LEGAL PROCEEDING BETWEEN THE PARTIES SHALL BE BROUGHT ONLY IN THE CIVIL DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. THE PARTIES HEREBY CONSENT TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF THIS COURT.
15.
Amendment. This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

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16.
Successors and Assigns. The terms and provisions of this Option shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.
17.
Survival of Provisions. In the event the Option granted hereunder is exercised by Optionee in whole or in part, the representations, warranties, covenants and agreements of Optionee under this Option shall survive such exercise and purchase of the Shares.

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This Incentive Stock Option Agreement is executed to be effective as of the Date of Grant.

OPTIONEE HEART TEST LABORATORIES, INC.

______________________________ By: _____________________________

(Optionee name) Andrew Simpson

President and Chief Executive Officer

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Stock Option Exercise Notice

(Note: Payment for the shares being purchased is due within seven business days of Heart Test’s receiving this notice. A new option exercise notice must be submitted to purchase any shares for which payment is not received within that allotted time. Allow at least three business days from the date of Heart Test’s receipt of payment for the shares to be delivered to you.)

Optionee name: _____________________________________

Printed Name

Options being exercised:

Option Grant Date	Option Exercise Price Per Share ($0.00)	Number of Shares Being Purchased (Whole Number)	Total Price to Exercise Option Before Taxes (Price Per Share Times Number of Shares)

------------------------------
Total Price for All Options Being Exercised >>>>>

Please deliver shares issued to me from this exercise as follows (select one delivery method):

_____ Send me a paper certificate.

_____ Electronically deliver the shares to my brokerage account described below.

I will pay the total exercise price, plus taxes, as computed on the next page as follows (select one payment method):

_____ I will pay Heart Test by check or funds transfer drawn on my bank account.

_____ I will pay Heart Test by funds transfer from my brokerage account described below.

My brokerage account is as follows (All boxes must be completed if using a brokerage account. This stock option exercise cannot be processed with any brokerage or broker information blank):

Brokerage firm name
Brokerage firm DTC number (Your broker has this number.)
My brokerage account number
Broker contact name
Broker contact phone number
Broker contact email address

_____________________________________________ __________________

Optionee Signature Date Signed

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Heart Test Laboratories, Inc. confirms that:

1.
The options to purchase shares of its common stock as described above are valid and in force.
2.
It will issue shares of common stock in the manner directed above upon its receipt of payment for the exercise price plus applicable taxes as illustrated above.
3.
DWAC shares will be available to broker within three business days of receipt of payment for the shares.
4.
The person to whom the shares will be issued [is][is not] subject to Rule 144.
5.
No dividends or stock splits have been declared that have not been paid or completed.
6.
No company restructurings or reorganizations are in progress.
7.
There will be no restrictive legend on any stock certificates issued.
8.
Under the terms of its employee handbook that its employees [are in a trading blackout period through date][are not expected to be in a trading blackout period before date].

HEART TEST LABORATORIES, INC.

By: __________________________ ___________

Andrew Simpson Date

President and Chief Executive Officer

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Payment Instructions

If paying by check, mail this form and check to:	If paying by wire or ACH transfer, send payment to:
Heart Test Laboratories, Inc. Attn: Chief Financial Officer 550 Reserve St Suite 360 Southlake, Tx, 76092 Phone: 682-237-7781

Please address all inquiries and requests for information to __________________

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